Exhibit 99.1

Keysight Technologies Reports Second Quarter 2022 Results

Achieved Record Q2 Orders and All-time Record Revenue, and Raises Fiscal Year Outlook

SANTA ROSA, Calif., May 17, 2022 - Keysight Technologies, Inc. (NYSE: KEYS) today reported financial results for the second fiscal quarter ended April 30, 2022.

"The Keysight team delivered another strong quarter, exceeding the high end of our revenue and EPS guidance. Demand for our broad-based portfolio of differentiated solutions remains strong. We executed well and successfully navigated the geopolitical and supply chain challenges within the quarter,” said Satish Dhanasekaran, Keysight’s President and CEO. “Our consistent performance is a testament to our strategy, our people, and the resilience of our business, and gives us confidence in our raised outlook for the year."

Second Quarter Financial Summary
•Orders grew 9 percent to reach $1.46 billion, compared with $1.33 billion last year, or 11 percent on a core basis, which excludes the impact of foreign currency changes and orders associated with businesses acquired or divested within the last twelve months.
•Revenue grew 11 percent to reach $1.35 billion, compared with $1.22 billion last year, or 12 percent on a core basis, which excludes the impact of foreign currency changes and revenue associated with businesses acquired or divested within the last twelve months.
•GAAP net income was $258 million, or $1.41 per share, compared with $186 million, or $0.99 per share, in the second quarter of 2021.
•Non-GAAP net income was $334 million, or $1.83 per share, compared with $270 million, or $1.44 per share in the second quarter of 2021.
•Keysight acquired approximately 1.9 million shares in the open market at an average share price of $153.78, for a total consideration of $289 million.
•As of April 30, 2022, cash and cash equivalents totaled $1.89 billion.

Reporting Segments
•Communications Solutions Group (CSG)
CSG reported revenue of $963 million in the second quarter, up 10 percent over last year, driven by continued investments in 5G R&D and O-RAN adoption, new communications technologies such as 400G, 800G and terabit R&D, and wireline applications, as well as signal monitoring, cyber, space and satellite solutions. CSG reported growth across all regions.
•Electronic Industrial Solutions Group (EISG)
EISG reported revenue of $388 million in the second quarter, up 13 percent over last year, driven by next-generation automotive and energy technologies and semiconductor measurement solutions. EISG reported growth across all regions.

Outlook
Keysight’s third fiscal quarter of 2022 revenue is expected to be in the range of $1.33 billion to $1.35 billion. Non-GAAP earnings per share for the third fiscal quarter of 2022 are expected to be in the range of $1.74 to $1.80. Full fiscal year 2022 revenue growth is expected to approach 8 percent. Non-GAAP earnings per share growth for fiscal year 2022 is expected to be in the range of 14 to 15 percent. Non-GAAP financial measures exclude items that pertain to future events and are not currently estimable with a reasonable degree of accuracy. Therefore, no
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reconciliation to GAAP amounts has been provided. Further information is discussed in the section titled “Use of Non-GAAP Financial Measures” below.

Webcast
Keysight’s management will present more details about its second quarter FY2022 financial results and its third quarter FY2022 outlook on a conference call with investors today at 1:30 p.m. PT. This event will be webcast in listen-only mode. Listeners may log on to the call at www.investor.keysight.com under the “Upcoming Events” section and select “Q2 2022 Keysight Technologies Inc. Earnings Conference Call” to participate or dial +1-844-200-6205 (U.S. only) or +1-929-526-1599 (International) and enter passcode 740819. The webcast will remain on the company site for 90 days.

Forward-Looking Statements
This communication contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The words “expect,” “intend,” “will,” “should,” and similar expressions, as they relate to the company, are intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties that could significantly affect the expected results and are based on certain key assumptions of Keysight’s management and on currently available information. Due to such uncertainties and risks, no assurances can be given that such expectations or assumptions will prove to have been correct, and readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Keysight undertakes no responsibility to publicly update or revise any forward-looking statement. The forward-looking statements contained herein include, but are not limited to, predictions, future guidance, projections, beliefs, and expectations about the company’s goals, revenues, financial condition, earnings, impacts of US export control regulations, and operations that involve risks and uncertainties that could cause Keysight’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, impacts to the supply chain; government mandates related to Covid-19 and its variants; export control regulations and compliance; net zero emissions commitments; increasing geopolitical tension in regions outside of the U.S.; increases in attrition and our ability to retain key personnel; changes in the demand for current and new products, technologies, and services; customer purchasing decisions and timing; and order cancellations.

In addition to the risks above, other risks that Keysight faces include those detailed in Keysight’s filings with the Securities and Exchange Commission on Keysight’s yearly report on Form 10-K for the period ended October 31, 2021, and Keysight’s quarterly report on Form 10-Q for the period ended January 31, 2022.

Segment Data
Segment data reflect the results of our reportable segments under our management reporting system. Segment data are provided on page 5 of the attached tables.

Use of Non-GAAP Financial Measures
In addition to financial information prepared in accordance with U.S. GAAP (“GAAP”), this document also contains certain non-GAAP financial measures based on management’s view of performance, including:
•Core Revenue
•Non-GAAP Net Income/Earnings
•Non-GAAP Net Income per share/Earnings per share
Income per share is based on weighted average diluted share count. See the attached supplemental schedules for reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure for the three months ended April 30, 2022. Following the reconciliations is a discussion of the items adjusted from our non-GAAP financial measures and the company’s reasons for including or excluding certain categories of income or expenses from our non-GAAP results.

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About Keysight Technologies
Keysight delivers advanced design and validation solutions that help accelerate innovation to connect and secure the world. Keysight’s dedication to speed and precision extends to software-driven insights and analytics that bring tomorrow’s technology products to market faster across the development lifecycle, in design simulation, prototype validation, automated software testing, manufacturing analysis, and network performance optimization and visibility in enterprise, service provider and cloud environments. Our customers span the worldwide communications and industrial ecosystems, aerospace and defense, automotive, energy, semiconductor and general electronics markets. Keysight generated revenues of $4.9B in fiscal year 2021. For more information about Keysight Technologies (NYSE: KEYS), visit us at www.keysight.com.

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Additional information about Keysight Technologies is available in the newsroom at www.keysight.com/go/news and on Facebook, LinkedIn, Twitter and YouTube.

EDITORIAL CONTACT:
Denise Idone
+ 1 941-888-2388
denise.idone@keysight.com
INVESTOR CONTACT:
Jason Kary
+1 707-577-6916
jason.kary@keysight.com
Source: IR-KEYS
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KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share data)
(Unaudited)
PRELIMINARY

	Three months ended
	April 30,		Percent
	2022	2021	Inc/(Dec)

Orders	$1,458	$1,332	9%

Revenue	$1,351	$1,221	11%

Costs and expenses:
Cost of products and services	492	484	2%
Research and development	210	209	1%
Selling, general and administrative	319	297	7%
Other operating expense (income), net	3	(4)	—
Total costs and expenses	1,024	986	4%

Income from operations	327	235	39%

Interest income	1	—	—
Interest expense	(19)	(19)	—
Other income (expense), net	(2)	(8)	(75)%

Income before taxes	307	208	47%

Provision for income taxes	49	22	123%

Net income	$258	$186	38%

Net income per share:
Basic	$1.42	$1.01
Diluted	$1.41	$0.99

Weighted average shares used in computing net income per share:
Basic	181	185
Diluted	183	187

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share data)
(Unaudited)
PRELIMINARY

	Six months ended
	April 30,		Percent
	2022	2021	Inc/(Dec)

Orders	$2,953	$2,555	16%

Revenue	$2,601	$2,401	8%

Costs and expenses:
Cost of products and services	938	957	(2)%
Research and development	420	408	3%
Selling, general and administrative	645	598	8%
Other operating expense (income), net	—	(9)	—
Total costs and expenses	2,003	1,954	3%

Income from operations	598	447	34%

Interest income	2	1	63%
Interest expense	(39)	(39)	—
Other income (expense), net	10	(6)	—

Income before taxes	571	403	42%

Provision for income taxes	84	45	88%

Net income	$487	$358	36%

Net income per share:
Basic	$2.67	$1.93
Diluted	$2.65	$1.91

Weighted average shares used in computing net income per share:
Basic	182	185
Diluted	183	188

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share data)
(Unaudited)
PRELIMINARY

	April 30,	October 31,
	2022	2021

ASSETS
Current assets:
Cash and cash equivalents	$1,886	$2,052
Accounts receivable, net	803	735
Inventory	810	777
Other current assets	387	270
Total current assets	3,886	3,834

Property, plant and equipment, net	664	650
Operating lease right-of-use assets	208	227
Goodwill	1,605	1,628
Other intangible assets, net	228	272
Long-term investments	81	70
Long-term deferred tax assets	673	711
Other assets	419	389
Total assets	$7,764	$7,781

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$313	$287
Employee compensation and benefits	318	355
Deferred revenue	538	478
Income and other taxes payable	52	74
Operating lease liabilities	40	41
Other accrued liabilities	99	74
Total current liabilities	1,360	1,309

Long-term debt	1,792	1,791
Retirement and post-retirement benefits	141	167
Long-term deferred revenue	196	187
Long-term operating lease liabilities	176	191
Other long-term liabilities	320	352
Total liabilities	3,985	3,997

Stockholders' Equity:
Preferred stock; $0.01 par value; 100 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 1 billion shares authorized; 198 million shares at April 30, 2022 and 197 million shares at October 31, 2021 issued	2	2
Treasury stock at cost; 18.1 million shares at April 30, 2022 and 15.1 million shares at October 31, 2021	(1,920)	(1,425)
Additional paid-in-capital	2,254	2,219
Retained earnings	3,917	3,430
Accumulated other comprehensive loss	(474)	(442)
Total stockholders' equity	3,779	3,784
Total liabilities and equity	$7,764	$7,781

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY

	Six months ended
	April 30,
	2022	2021

Cash flows from operating activities:
Net income	$487	$358
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	59	57
Amortization	53	115
Share-based compensation	77	64
Deferred tax expense (benefit)	13	(18)
Excess and obsolete inventory-related charges	13	14
Loss on settlement of pension plan	—	16
Other non-cash expense (income), net	22	7
Changes in assets and liabilities:
Accounts receivable	(84)	(61)
Inventory	(54)	(23)
Accounts payable	31	18
Employee compensation and benefits	(41)	51
Deferred revenue	90	89
Income taxes payable	(26)	7
Retirement and post-retirement benefits	(14)	4
Other assets and liabilities	(104)	(1)
Net cash provided by operating activities(a)	522	697

Cash flows from investing activities:
Investments in property, plant and equipment	(95)	(61)
Acquisition of businesses and intangible assets, net of cash acquired	(17)	(136)
Purchase of investments	(30)	—
Net cash used in investing activities	(142)	(197)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock plans	31	29
Payment of taxes related to net share settlement of equity awards	(74)	(51)
Treasury stock repurchases	(484)	(240)
Payment of acquisition-related contingent consideration	—	(2)
Net cash used in financing activities	(527)	(264)

Effect of exchange rate movements	(21)	6

Net increase (decrease) in cash, cash equivalents, and restricted cash	(168)	242
Cash, cash equivalents and restricted cash at beginning of period	2,068	1,767
Cash, cash equivalents and restricted cash at end of period	$1,900	$2,009

(a) Cash payments included in operating activities:

Interest payments	$37	$37
Income tax paid, net	$122	$55

KEYSIGHT TECHNOLOGIES, INC.
SEGMENT RESULTS INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Communications Solutions Group			YoY
	Q2'22	Q2'21	% Chg
Revenue	$963	$877	10%
Gross margin, %	66.2%	64.7%
Income from operations	$271	$222
Operating margin, %	28%	25%

Electronic Industrial Solutions Group			YoY
	Q2'22	Q2'21	% Chg
Revenue	$388	$344	13%
Gross margin, %	62.0%	64.0%
Income from operations	$118	$98
Operating margin, %	30%	28%

Segment revenue and income from operations are consistent with the respective non-GAAP financial measures as discussed on last page.

KEYSIGHT TECHNOLOGIES, INC.
RECONCILIATION OF CORE REVENUE
(In millions)
(Unaudited)
PRELIMINARY

	Year-over-year compare
	Q2'22	Q2'21	Percent Inc/(Dec)

Revenue	$1,351	$1,221	11%
Adjustments:
Revenue from acquisitions or divestitures	(3)	—
Currency impacts	20	—
Core Revenue	$1,368	$1,221	12%

Please refer last page for details on the use of non-GAAP financial measures.

KEYSIGHT TECHNOLOGIES, INC.
NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATION
(In millions, except per share data)
(Unaudited)
PRELIMINARY

	Three months ended				Six months ended
	April 30,				April 30,
	2022		2021		2022		2021
	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS

GAAP Net income	$258	$1.41	$186	$0.99	$487	$2.65	$358	$1.91
Non-GAAP adjustments:
Amortization of acquisition-related balances	26	0.14	56	0.30	52	0.29	114	0.61
Share-based compensation	26	0.15	22	0.11	77	0.42	65	0.35
Acquisition and integration costs	2	0.01	3	0.02	5	0.03	6	0.03
Restructuring and others	18	0.10	18	0.10	21	0.11	25	0.13
Adjustment for taxes(a)	4	0.02	(15)	(0.08)	(3)	(0.02)	(28)	(0.15)
Non-GAAP Net income	$334	$1.83	$270	$1.44	$639	$3.48	$540	$2.88

Weighted average shares outstanding - diluted	183		187		183		188

(a) For both the three and six months ended April 30, 2022 and 2021, management uses a non-GAAP effective tax rate of 12%.

Please refer last page for details on the use of non-GAAP financial measures.

KEYSIGHT TECHNOLOGIES, INC.
Non-GAAP Financial Measures
Management uses both GAAP and non-GAAP financial measures to analyze and assess the overall performance of the business, to make operating decisions and to forecast and plan for future periods. We believe that our investors benefit from seeing our results “through the eyes of management” in addition to seeing our GAAP results. This information enhances investors’ understanding of the continuing performance of our business and facilitates comparison of performance to our historical and future periods.
Our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies, including industry peer companies, limiting the usefulness of these measures for comparative purposes.
These non-GAAP measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The discussion below presents information about each of the non-GAAP financial measures and the company’s reasons for including or excluding certain categories of income or expenses from our non-GAAP results. In future periods, we may exclude such items and may incur income and expenses similar to these excluded items. Accordingly, adjustments for these items and other similar items in our non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual.
Non-GAAP Revenue generally relates to an acquisition and includes recognition of acquired deferred revenue that was written down to fair value in purchase accounting. Management believes that excluding fair value purchase accounting adjustments more closely correlates with the ordinary and ongoing course of the acquired company’s operations and facilitates analysis of revenue growth and business trends. We may not have non-GAAP revenue in all periods.
Core Revenue is GAAP/non-GAAP revenue (as applicable) excluding the impact of foreign currency changes and revenue associated with material acquisitions or divestitures completed within the last twelve months. We exclude the impact of foreign currency changes as currency rates can fluctuate based on factors that are not within our control and can obscure revenue growth trends. As the nature, size and number of acquisitions can vary significantly from period to period and as compared to our peers, we exclude revenue associated with recently acquired businesses to facilitate comparisons of revenue growth and analysis of underlying business trends.
Free cash flow includes net cash provided by operating activities adjusted for investments in property, plant & equipment.
Non-GAAP Income from Operations, Non-GAAP Net Income and Non-GAAP Diluted EPS may include the following types of adjustments:
•Acquisition-related Items: We exclude the impact of certain items recorded in connection with business combinations from our non-GAAP financial measures that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts and lack of predictability as to occurrence or timing. These amounts may include non-cash items such as the amortization of acquired intangible assets and amortization of items associated with fair value purchase accounting adjustments, including recognition of acquired deferred revenue (see Non-GAAP Revenue above). We also exclude other acquisition and integration costs associated with business acquisitions that are not normal recurring operating expenses, including amortization of amounts paid to redeem acquiree's unvested stock-based compensation awards, and legal, accounting and due diligence costs. We exclude these charges to facilitate a more meaningful evaluation of our current operating performance and comparisons to our past operating performance.
•Share-based Compensation Expense: We exclude share-based compensation expense from our non-GAAP financial measures because share-based compensation expense can vary significantly from period to period based on the company’s share price, as well as the timing, size and nature of equity awards granted. Management believes the exclusion of this expense facilitates the ability of investors to compare the company’s operating results with those of other companies, many of which also exclude share-based compensation expense in determining their non-GAAP financial measures.
•Gain on insurance settlement: We exclude certain other significant income or expense items that may occur occasionally and are not normal and recurring from our non-GAAP financial measures. This represents cost and recoveries related to the 2017 Northern California wildfires.
•Restructuring and others: We exclude incremental expenses associated with restructuring initiatives, usually aimed at material changes in the business or cost structure. Such costs may include employee separation costs, asset impairments, facility-related costs, contract termination fees, and costs to move operations from one location to another. These activities can vary significantly from period to period based on the timing, size and nature of restructuring plans; therefore, we do not consider such costs to be normal, recurring operating expenses.
We also exclude “others”, not normal, recurring, cash operating income/expenses from our non-GAAP financial measures. Such items are evaluated on an individual basis, based on both quantitative and qualitative factors and generally represent items that we do not anticipate occurring as part of our normal business. While not all-inclusive, examples of such items would include net unrealized gains on equity investments still held, significant non-recurring events like realized gains or losses associated with our employee benefit plans, costs and recoveries related to unusual events, gain on sale of assets/divestitures, etc. We believe that these costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to our operating performance in other periods.
•Estimated Tax Rate: We utilize a consistent methodology for long-term projected non-GAAP tax rate. When projecting this long-term rate, we exclude any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. Additionally, we evaluate our current long-term projections, current tax structure and other factors, such as existing tax positions in various jurisdictions and key tax holidays in major jurisdictions where Keysight operates. This tax rate could change in the future for a variety of reasons, including but not limited to significant changes in geographic earnings mix including acquisition activity, or fundamental tax law changes in major jurisdictions where Keysight operates. The above reasons also limit our ability to reasonably estimate the future GAAP tax rate and provide a reconciliation of the expected non-GAAP earnings per share for the third fiscal quarter of 2022 to the GAAP equivalent.
Management recognizes these items can have a material impact on our cash flows and/or our net income. Our GAAP financial statements, including our Condensed Consolidated Statement of Cash Flows, portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded costs are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the Condensed Consolidated Statement of Operations prepared in accordance with GAAP. The non-GAAP measures focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.